Exhibit 99.2

Guardian 8 Announces Final Closing on $2M Capital Raise

Funds to Be Applied Towards Growth and Development of Consumer Product Line

Funds to Be Applied Towards Growth and Development of Consumer Product Line

SCOTTSDALE, AZ--(Marketwired - Nov 21, 2013) - Guardian 8 Holdings (OTCQB: GRDH), the parent company of Guardian 8 Corporation, a provider of enhanced non-lethal [ENL] personal security devices, today announced the final closing on a $1,984,500 private placement of its securities. The private placement offering was managed by Finance 500 Inc. of Irvine, California.

Guardian 8 Chairman, Steve Cochennet, commented, "We are pleased to see this round of capital close through Finance 500. The added capital will allow us to accelerate our growth plans domestically and internationally and increase our sales staff for sales of the Pro V2. In addition, this round of capital will allow us to initiate the development of our consumer version of our product that many people have requested."

Mr. Cochennet went on to say, "We recently launched product sales targeting the projected professional security market, which is estimated to be over 3 million personnel in the United States alone. Internationally, that figure is much larger and the consumer market is exponentially larger." With the close of this offering, the company has planned on beginning the development of a consumer model product that is optimized for civilian uses of a combined non-lethal device, HD video camera, and emergency communication platform.

The consumer product is expected to be smaller than the Pro V2, which was designed with aggressive styling tailored more toward the professional security market. The consumer model, which has not yet been named, is expected to be delivered to the market in 2015.

Guardian 8 previously announced its aspirations of up-listing from the over-the-counter to a major US exchange. The completion of the capital raise is accretive towards its qualifications to do so.

For additional details on Guardian 8 please visit the Investor section of the Guardian 8 website.

About Guardian 8

Guardian 8 Corporation, the wholly owned operating subsidiary of publicly traded Guardian 8 Holdings (OTCQB: GRDH), is defining a new market category for personal safety and security tools: "low-impact (low-risk) enhanced non-lethal (ENL) devices." The company develops, manufactures and sells innovative personal security devices designed to deliver layered defense for low-impact de-escalation and risk mitigation. Guardian 8 is based in Scottsdale, Arizona.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the capital raise; the ability of the company to up-list to a national stock exchange; actual sales to be derived by the company; the ability of the company to successfully develop a consumer product or the completion date thereof; acceptance of Guardian 8's products in the professional security industry; Guardian 8′s and its subsidiaries business prospects; the ability of Guardian 8 to execute its business plan; benefits of the G8 Pro V2 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact

Kris Kraves
Kraves PR
O: (805) 527-7733
C: (310) 849-2492
Kris@Kravespr.com

Investor Relations

Lance Beckham
Acorn Management Partners
O: (678) 368-4012
C: (404) 368-1738
lbeckham@acornmanagementpartners.com